SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)          June 14, 2002    (March 31, 2002)

NETBANK, Inc.

Georgia	0-22361	58-2224352
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(I.R.S. Employer Identification No.

11475 Great Oaks Way

Suite 100

Alpharetta, Georgia 30022

(Address of Principal Executive Offices)

(770) 343-6006

Registrant’s telephone number, including area code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

            This amendment is filed solely to correct a typographical error in the Report of Independent Auditors issued by Ernst & Young LLP with respect to the Resource Bancshares Mortgage Group, Inc. historical financial statements attached to the NetBank, Inc. Report on Form 8-K/A filed on June 13, 2002.   The corrected opinion is attached below:

Ernst & Young	Ernst & Young Suite 2800 600 Peachtree Street Atlanta, Georgia 30308-2215	Phone: (404) 874-8300 www.ey.com

REPORT OF INDEPENDENT AUDITORS

To the Stockholders and Board of Directors

Resource Bancshares Mortgage Group, Inc.

                We have audited the accompanying consolidated balance sheets of Resource Bancshares Mortgage Group, Inc. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the two years in the period ended December 31, 2001. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. The financial statements of Resource Bancshares Mortgage Group, Inc. and subsidiaries for the year ended December 31, 1999, were audited by other auditors whose report dated February 7, 2000 expressed an unqualified opinion on those statements.

                We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

                In our opinion, the 2001 and 2000 financial statements referred to above present fairly, in all material respects, the consolidated financial position of Resource Bancshares Mortgage Group, Inc. and subsidiaries at December 31, 2001 and 2000, and the consolidated results of their operations and their cash flows for each of the two years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young LLP

January 29, 2002, except Note 22 as to which date is March 31, 2002

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETBANK, INC.

Date: June 14, 2002

By:	/s/	Steven F. Herbert
Steven F. Herbert

Name: Steven F. Herbert
Title: Chief Financial Executive